UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2026

BIOMX INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38762	82-3364020
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

850 New Burton Road, Suite 201

Dover, Delaware 19904

(Address of principal executive offices, including zip code)

(972) 52-437-4900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	PHGE	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 5, 2026, BiomX Inc., a Delaware corporation (“BiomX” or the “Company”)  entered into a Share Purchase and Option Agreement (the “SPA”) with Mayers Ventures LLC, a Nevada limited liability company (“Mayers”), pursuant to which the Company agreed to purchase 324,573 shares of M.E.A. Testing Systems Ltd., an Israeli company (“MEA”), representing 10% of the issued and outstanding equity interests, on a fully diluted basis, of MEA (the “Purchased Shares”). Motomova Inc., a Delaware corporation whose shares are quoted on the over-the-counter market (OTC) under the symbol MTMV, holds the majority of the issued and outstanding equity interest in MEA and Mayers holds approximately 76% of the issued and outstanding shares of MTMV. The acquisition also includes 10% of MEA’s affiliated company in India, to the extent that company is not a subsidiary of MEA (together with MEA, the “MEA Companies”).

As consideration for the Purchased Shares and for delivering the transaction package described in the SPA, in connection with the sale, the Company will pay to Mayers $50,000 and issue to Mayers 1,300,000 restricted BiomX shares of common stock (the “Consideration Shares”), provided, that the closing of the purchase of the Purchased Shares is subject to the approval by the NYSE American of a supplemental listing application and the execution and delivery by the MEA Companies of a license agreement granting BiomX an exclusive, perpetual worldwide, transferrable license to the technology and knowhow of the MEA Companies (including MEA’s drone testing solutions).

MEA is a developer of advanced electric motor testing and validation systems. The acquisition is intended to strengthen BiomX’s ability to support increasingly integrated defense systems by adding access to specialized expertise in one of the most critical components of unmanned aerial platforms, electric propulsion.

In addition, under the SPA BiomX was granted an exclusive option (the “Option”), exercisable through June 30, 2028 (the “Option Exercise Date”) to purchase all of Motomova’s remaining holdings in MEA and MEA India, representing approximately 78.9% of the total issued share capital following the Closing. The exercise of Option by BiomX is expressly subject to due diligence on MEA and its business and prospects (as determined by the Company in its sole discretion) along with other customary closing conditions. If exercised, the purchase price for the Option would be based on one of the two following bases, as determined by BiomX in its sole discretion, on an amount equal to (i) two (2) times the net revenue of the MEA Companies for the fiscal year ending December 31, 2027, or (ii) four (4) times the EBITDA of the MEA Companies for the fiscal year ending December 31, 2027,  as derived from the MEA Companies’ audited financial statements for such fiscal year, in each case multiplied by the percentage of MEA’s share capital actually acquired on exercise. The Option price is payable, at BiomX’s election, in cash, BiomX stock, or a combination thereof, and the Option Shares are to be delivered on a cash-free, debt-free basis.

Through the Option Exercise Date, Mayers agreed to cause MEA and/or Motomova to refrain from soliciting, initiating or entertaining offers from, negotiate with, or in any manner encourage, discuss, accept or consider any proposal from any other person relating to the acquisition or purchase of MEA, its assets, technology, business or shares, in whole or in part, in any manner.

The above description of the SPA does not purport to be complete and is qualified in its entirety by reference to the copy of the SPA attached hereto as Exhibit 10.1.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. As noted above, the issuance of the Consideration Shares is subject to the approval by the NYSE American of a supplemental listing application.

The shares will be issued without registration under the Securities Act of 1933, as amended, in reliance on Section 4(a)(2) thereof and/or Regulation S thereunder, as restricted securities.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the expected benefits of the transaction, the license, the Option, and the completion of the transactions described above. These statements are subject to risks and uncertainties, including the satisfaction of closing conditions, the results of due diligence, and the receipt of required approvals, including of the NYSE American, and actual results may differ materially. The Company undertakes no obligation to update these statements except as required by law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Share Purchase and Option Agreement dated August 5, 2026 between BiomX Inc. and Mayers Ventures LLC.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BiomX Inc.

Date: August 11, 2026

By:	/s/ Michael Oster
Name:	Michael Oster
Title:	Chief Executive Officer

3